EXHIBIT A

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the following with respect to Pre-Effective
Amendment No. 1 to the Registration Statement (No. 333-34199) on
Form S-6 under the Securities Act of 1933 of Variable Account II of AIG Life Insurance Company.

      1.    The inclusion in the Prospectus of Variable
            Account II of AIG Life Insurance Company of our report dated February 22, 1997 relating to our audits of the financial statements of AIG Life
            Insurance Company.

      2.    The inclusion in the Prospectus of Variable
            Account II of AIG Life Insurance Company of our report dated February 20, 1997 relating to our audit of the financial statements of Variable
            Account II.

      3.    The reference to our firm under the heading
            "Experts."


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 24, 1997
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